SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                             SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):   December 23, 1997
                                                 --------------------


                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEMS 1 - 4  - Not Applicable

ITEM 5  - OTHER EVENTS:

                           COMMON STOCK PLACEMENT

Pursuant to the terms of three Stock Purchase Agreements, each dated as of December 23, 1997, (collectively, the "Common Stock Agreement"), the
Company issued and sold in a private placement to certain investment funds 800,000 shares of restricted Common Stock at an issue price of $4.93 per share (the "Common Stock Purchase Price"). Such Common Stock Purchase Price was based on a 15% discount to the average closing bid price for the Company's common stock as reported on the Nasdaq National Market during the five trading day period immediately prior to the date of the Stock Purchase Agreement, resulting in aggregate gross proceeds to the Company of $3,944,000 (the "Common Stock Placement").

Subject to certain exceptions, if, during the twelve-month period following the closing of such transaction, the Company sells any shares of Common Stock for an issue price lower than the Common Stock Purchase Price, the purchase price per share of such Common Stock shall be adjusted downward to equal such lower issue price. Any such adjustment would be effected by issuing additional shares of Common Stock to the holders who purchased in the Common Stock Placement. No adjustment will be required in the event of sales of
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shares of Common Stock by the Company (i) upon conversion or exercise of any options or warrants outstanding on the date of the Common Stock Agreement, or
(ii) pursuant to the provisions of any shareholder approved employee benefit or incentive plan heretofore or hereafter adopted by the Company. Whether or not any adjustment will be necessary in the future will depend upon factors which cannot be predicted by the Company at this time including, among others, the future market price of the Company's Common Stock.

The placement agents for the Private Placement described above were Cappello Capital Corp. and CEA Montgomery, LLP (the "Placement Agents"). In consideration for placing such securities, the Placement Agents received aggregate cash compensation of 8.5% of the gross proceeds received by the Company and the reimbursement of certain expenses. Further, the Company also issued to the Placement Agents warrants to acquire an aggregate of 80,000 shares of Common Stock with an exercise price of $4.93 per share (the "Common Stock Warrants") which expire in December 2002.

The Company estimates that the aggregate net proceeds received by it from the issuance of shares of Common Stock in the Private Placement will be approximately $3,500,000 (after cash fees to the Placement Agents and estimated transaction expenses). The Company intends to use such funds for working capital purposes and in the continued research and development, manufacturing, and marketing of its ferroelectric random access memory (FRAM (registered trademark) and enhanced dynamic random access memory (EDRAM) technologies.

ITEM 6 - 7 - Not Applicable


                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/  Richard L. Mohr
                                              ------------------------------
                                              Richard L. Mohr
                                              Executive Vice President and CFO

Date:  December 23, 1997